UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Dextera Surgical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

As previously disclosed, on December 11, 2017, Dextera Surgical Inc. and Aesculap, Inc. (or its designee, “Aesculap”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Dextera Surgical agreed to sell substantially all of its assets to Aesculap for $17.3 million. Immediately thereafter, Dextera Surgical filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

Consistent with the terms of the Asset Purchase Agreement, on January 5, 2018, the Court approved bidding procedures and established January 19, 2018, as the deadline for the submission of any topping bids for Dextera Surgical’s assets and set January 22, 2018, as the date for an auction for the sale of the assets, if one or more topping bids were submitted. No other bids to purchase Dextera Surgical’s assets were submitted by the bid deadline and, as a result, the auction was cancelled. At a hearing held on January 24, 2018, the Court entered an order approving the sale of substantially all of Dextera Surgical’s assets to Aesculap pursuant to the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dextera Surgical Inc.

Date: January 25, 2018	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer